EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-64726) pertaining to the Amended and Restated Libbey Inc. Supplemental Retirement Plan of our report dated June 18, 2009, with respect to the financial statements and supplemental schedule of the Amended and Restated Libbey Inc. Supplemental Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.
Ernst & Young LLP
Toledo, Ohio
June 18, 2009